				EXHIBIT 23.1

		THIS PAGE LEFT BLANK INTENTIONALLY

CONSENT OF INDEPENDENT AUDITORS
--------------------------------------------------------


The Board of Directors
Harman International Industries, Incorporated:


We consent to incorporation by reference in the Registration Statement Nos. 33-20559, 33-28973, 33-36388, 33-60234, 33-60236 and 33-59605 on
Form S-8 of Harman International Industries, Incorporated of our report dated August 11, 1995, relating to the consolidated balance sheets of Harman International Industries, Incorporated and subsidiaries as of June 30, 1995 and 1994, and the related consolidated statements of operations, cash flows and shareholders' equity and related schedule for each of the years in the three year period ended June 30, 1995, which report appears in the June 30, 1995 annual report on Form 10-K of Harman International Industries, Incorporated.


				/s/ KPMG Peat Marwick LLP


Los Angeles, California
September 18, 1995

		THIS PAGE LEFT BLANK INTENTIONALLY

				EXHIBIT 27.1

		THIS PAGE LEFT BLANK INTENTIONALLY